UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

USG Corporation
(Exact name of registrant as specified in its charter)
Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 436-4000

(former name and address, if changed since last report)

Check  the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01          Other Events.

On October 28, 2013, USG Corporation (the “Corporation”) issued a press release announcing the pricing of a private offering of $350 million aggregate principal amount of its 5.875% senior notes due 2021 (the “Notes”). The Notes will be the unsecured obligations of the Corporation. The Corporation’s obligations under the Notes will be guaranteed on a senior unsecured basis by certain of its domestic subsidiaries. The offering of the Notes is expected to close on or about October 31, 2013. A copy of the press release, which was issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

99.1 – USG Corporation press release, dated October 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

		By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President and Chief
Financial Officer

Date:	October 28, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	USG Corporation press release, dated October 28, 2013